UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2010

ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50298 (Commission File Number)	98-0376008 (IRS Employer Identification No.)

Hi-Tech Park 2/5 Givat Ram
PO Box 39098
Jerusalem, Israel 91390
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-566-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 21, 2010 Oramed Pharmaceuticals Inc. (the "Corporation") entered into a Share Purchase Agreement with Attara Fund, Ltd. for the sale of up to 6,250,000 shares of common stock of the Corporation ("Shares") and warrants to purchase up to 2,187,500 Shares, for a total purchase price of up to $2,000,000 in cash (subject to a post-closing limit of 9.9% of the Corporation's outstanding Shares).  The Shares and warrants will be sold in units at a price per unit of $0.32, each unit consisting of one Share and a warrant to purchase 0.35 of an ordinary share. The warrants have an exercise price of $0.50 per Share, subject to adjustment, and a term of five years commencing from the closing of the private placement, which is expected to occur in January 2011.

The sale of the units will not be registered under the Securities Act of 1933, as amended (the “Securities Act”).  The issuance of the units will be a private placement to an “accredited investor” as defined in Rule 501(a) of Regulation D and is exempt from registration under Section 4(2) of the Securities Act and Rule 505 of Regulation D promulgated thereunder. There were no underwriting fees or commissions associated with this transaction.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

To the extent required by Item 3.02 of Form 8-K, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.
Dated: December 27, 2010
	By:	/s/ Nadav Kidron
Nadav Kidron
President, CEO and Director